AMENDMENT NO. 9
to the
COMBINED INVESTMENT ADVISORY AGREEMENT

      This Amendment is made as of January 1, 2010 to the Combined Investment Advisory Agreement among Munder Series
      Trust (MST), on behalf of each of its series, Munder Series
      Trust II (MST II), on behalf of each of its series, and Munder Capital Management (Advisor), a Delaware general partnership. WHEREAS, the Munder Multi-Cap Growth Fund was liquidated on December 23, 2009;

      WHEREAS, the Munder Internet Fund was renamed the Munder
      Growth Opportunities Fund with a revised advisory fee schedule, effective January 1, 2010; and

      WHEREAS, the parties desire to update the Schedules to the Agreement.

      NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1. Schedule A the Agreement is hereby replaced with the attached
   Schedule A effective as of January 1, 2010.

2. Schedule B the Agreement is hereby replaced with the attached
   Schedule B effective as of January 1, 2010.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.


MUNDER SERIES TRUST
MUNDER SERIES TRUST II


By:  /s/ Stephen J. Shenkenberg
	Stephen J. Shenkenberg
	Vice President, Secretary & CCO



MUNDER CAPITAL MANAGEMENT


By:  /s/ Peter K. Hoglund
	Peter K. Hoglund
	Managing Director, Chief Administrative Officer



SCHEDULE A
As of January 1, 2010

Munder Series Trust

Munder Asset Allocation Fund-Balanced
Munder Bond Fund
Munder Energy Fund
Munder Growth Opportunities Fund
Munder Index 500 Fund
Munder International Equity Fund
Munder International Fund-Core Equity
Munder International Small-Cap Fund
Munder Large-Cap Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Multi-Cap Growth Fund
Munder Tax Free Short Intermediate Bond Fund
Munder Technology Fund

Munder Series Trust II
Munder Healthcare Fund




SCHEDULE B
As of January 1, 2010

Annual Fees
(as a Percentage of Daily Net Assets)

Munder Asset Allocation Fund-Balanced    0.65%
Munder Bond Fund                         0.40%
Munder Energy Fund                       0.75%
Munder Growth Opportunities Fund         1.00% of the first $500 million
                                         of average daily net assets;
                                         0.85% of the next $500 million;
                                         and 0.80% of average daily net
                                         assets in excess of $1 billion
Munder Healthcare Fund                   1.00% of the first $100 million
                                         of average daily net assets;
                                         0.90% of the next $100 million;
                                         0.85% of the next $50 million;
                                         and 0.75% of average daily net
                                         assets in excess of $250 million
Munder Index 500 Fund                    0.20% of the first $250 million
                                         of average daily net assets;
                                         0.12% of the next $250 million;
                                         and 0.07% of average daily net
                                         assets in excess of $500 million
Munder International Equity Fund         0.75%
Munder International Fund-Core Equity    0.80% on the first $1 billion
                                         of average daily net assets;
                                         and 0.75% of the average daily
                                         net assets in excess of $1 billion
Munder International Small-Cap Fund      0.95% on the first $1 billion
                                         of average daily net assets;
                                         and 0.90% of the average daily
                                         net assets in excess of $1 billion
Munder Large-Cap Growth Fund             0.75% of the first $1 billion
                                         of average daily net assets;
                                         0.725% of the next $1 billion;
                                         and 0.70% of average daily net
                                         assets in excess of $2 billion
Munder Large-Cap Value Fund              0.75% of the first $100 million
                                         of average daily net assets;
                                         and 0.70% of average daily net
                                         assets in excess of $100 million
Munder Micro-Cap Equity Fund             1.00%
Munder Mid-Cap Core Growth Fund          0.75% on the first $6 billion
                                         of average daily net assets,
                                         0.70% on the next $2 billion,
                                         and 0.65% on average daily
                                         net assets exceeding $8 billion
Munder Small-Cap Value Fund              0.75%
Munder Tax Free Short Intermediate Bond Fund   0.40%

Munder Technology Fund                   1.00% of the first $300 million
                                         of average daily net assets;
                                         0.90% of the next $700 million;
                                         and 0.80% of average daily net
                                         assets in excess of $1 billion


2

A-1




B-2